                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.        )


Filed by the Registrant  /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/X/ Preliminary Proxy Statement
/_/ Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/_/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                            ANIKA THERAPEUTICS, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box):

/X/ No fee required
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------

         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

               ---------------------------------------------------------------

         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------

         (5)   Total fee paid:

               ---------------------------------------------------------------

/_/ Fee paid previously with preliminary materials.

    --------------------------------------------------------------------------

/_/ Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

               ---------------------------------------------

         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------

         (3)   Filing Party:

               ---------------------------------------------

         (4)   Date Filed:

               ---------------------------------------------

                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON WEDNESDAY, JUNE 3, 1998

    The Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the "Company") will be held at Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on Wednesday, June 3, 1998, at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect three Class II Directors for a term of three years, pursuant to Massachusetts General Laws, Chapter 156B, Section 50A.

    2. To approve amendments to the Company's Restated Articles of Organization to increase the aggregate number of authorized shares of Common Stock from 15,000,000 to 30,000,000 shares and to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock.

    3. To approve amendments to the 1993 Stock Option Plan, as amended, to increase the number of shares of the Company's Common Stock that may be issued thereunder from 2,000,000 to 3,000,000 shares, to limit the number of shares subject to stock options which may be granted annually to any individual employee, and to provide for the outright grant of stock.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on April 13, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,
                                          SEAN F. MORAN, CLERK

Woburn, Massachusetts
April 27, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

           PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON WEDNESDAY, JUNE 3, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anika Therapeutics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on June 3, 1998 and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

    On April 13, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,937,791 shares of the Company's common stock, par value $.01 per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

    The Company's Annual Report for the fiscal year ended December 31, 1997 was mailed to stockholders, along with these proxy materials and the Company's Annual Report on Form 10-KSB, on or about April 27, 1998.

VOTES REQUIRED

    The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

    The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock entitled to vote on the matter is required for the election of Directors.

    The affirmative vote of the holders of a majority of shares of Common Stock outstanding and entitled to vote on the matter is required for the approval of the amendments to the Articles of Organization.

    The affirmative vote of the holders of a majority of shares of Common Stock, present or represented and voting on the matter is required to approve the amendments to the Company's 1993 Stock Option Plan.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and, will also not be counted as shares voting on such matter. Accordingly, "broker non-votes" and abstentions will have no effect on the voting on matters that require the affirmative vote of a certain percentage of the shares voting on a matter, but will have the effect of a no vote on matters that require the affirmative vote of a certain percentage of the shares outstanding.

BENEFICIAL OWNERSHIP OF VOTING STOCK

    The following table sets forth the beneficial ownership of the Company's voting stock as of March 31, 1998 by (i) each director, (ii) each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Senior Executives"), (iii) each other person which is known by the Company to beneficially own 5% or more of its voting stock and (iv) all current directors and executive officers as a group:

                                                             NUMBER OF SHARES     PERCENTAGE OF
                                                               BENEFICIALLY       VOTING STOCK
BENEFICIAL OWNER                                                 OWNED(1)        OUTSTANDING(2)
-----------------------------------------------------------  -----------------  -----------------
DIRECTORS
David A. Swann, Ph.D.......................................         749,163(3)            7.1%
Joseph L. Bower............................................          80,080(4)             .8%
Eugene A. Davidson, Ph.D...................................          65,980(5)             .7%
Jonathan D. Donaldson......................................         159,960(6)            1.6%
J. Melville Engle..........................................          61,883(7)             .6%
Samuel F. McKay............................................         855,710(8)            8.6%
Harvey S. Sadow, Ph.D......................................          14,500(9)             .2%
Steven E. Wheeler..........................................         116,970(10)           1.2%

OTHER SENIOR EXECUTIVES
Sean F. Moran..............................................         123,614(11)           1.2%
Jing-wen Kuo, Ph.D.........................................          50,022(12)            .5%
Shawn Kinney...............................................          47,130(13)            .5%
Edward Ross, Jr............................................          27,150(14)            .3%

OTHER PRINCIPAL STOCKHOLDERS
Axiom Venture Partners Limited Partnership.................         855,710               8.6%
Kaufmann Fund..............................................       1,000,000              10.1%

All current directors and executive officers as a group (13
  persons).................................................       2,352,162(15)          21.3%

------------------------

(1) The number of shares deemed beneficially owned includes shares of Common Stock beneficially owned as of March 31, 1998. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options held by the person in question refers to stock options that are currently exercisable within 60 days after March 31, 1998.

(2) The number of shares deemed outstanding includes 9,916,458 shares of Common Stock outstanding as of March 31, 1998, plus any shares subject to outstanding stock options held by the person or persons in question.

(3) This amount includes 30,055 shares owned by the wife of Dr. Swann, 50,625 shares owned jointly by Dr. Swann and his wife, 13,217 shares held by three trusts established by Dr. Swann for the benefit of his children, 12,600 shares allocated to Dr. Swann's account under the Anika Therapeutics, Inc. Employee Savings and Retirement Plan (the "401(k) Plan"). This amount also includes 639,250 shares subject to outstanding stock options. Dr. Swann's address is c/o Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801.

(4) This amount includes 41,500 shares subject to outstanding stock options.

(5) This amount includes 41,500 shares subject to outstanding stock options.

(6) This amount includes 83,500 shares subject to outstanding stock options.

(7) This amount includes 5,783 shares allocated to Mr. Engle's account under the 401(k) plan and 56,100 shares subject to outstanding stock options.

(8) This amount includes 845,710 shares owned by Axiom Venture Partners Limited Partnership. These shares are owned by Mr. McKay, Alan Mendelson and Martin Chanzit who are the general partners (the "Axiom General Partners") of Axiom Venture Partners Limited Partnership, the general partner of Axiom, and share voting and investment power with respect to such shares. The Axiom Venture General Partners disclaim beneficial ownership of such shares except to the extent of each proportionate pecuniary interest therein. This amount also includes 10,000 shares subject to outstanding stock options.

(9) This amount includes 13,500 shares subject to outstanding stock options.

(10) This amount includes 41,500 shares subject to outstanding stock options.

(11) This amount includes 13,354 shares allocated to Mr. Moran's account under the 401(k) Plan and 99,200 shares subject to outstanding stock options.

(12) This amount includes 10,669 shares allocated to Dr. Kuo's account under the 401(k) Plan and 39,353 shares subject to outstanding stock options.

(13) This amount includes 5,963 shares allocated to Mr. Kinney's account under the 401(k) plan and 41,167 shares subject to outstanding stock options.

(14) This amount includes 2,150 shares allocated to Mr. Ross's account under the 401(k) plan and 25,000 shares subject to outstanding stock options.

(15) This amount includes 50,519 shares in the aggregate allocated to the accounts of the executive officers under the 401(k) Plan and 1,131,570 shares subject to outstanding stock options.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by the Company's stockholders at each annual meeting.

    Dr. Bower and Dr. Davidson serve as Class I Directors with a term of office expiring at the 2000 Annual Meeting. Mr. Donaldson, Mr. McKay and Dr. Sadow serve as Class II Directors with a term of office expiring at the 1998 Annual Meeting. Dr. Swann, Mr. Wheeler and Mr. Engle serve as Class III Directors with a term of office expiring at the 1999 Annual Meeting.

    Mr. Donaldson, Mr. McKay and Dr. Sadow are the Board of Directors' nominees for election to the Board of Directors at the Annual Meeting. The Class II Directors will be elected to hold office until the Annual Meeting of Stockholders in 2001 and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the By-Laws of the Company, to elect Mr.Donaldson, Mr. McKay and Dr. Sadow as the Class II Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

    If any of the Class II Directors becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the Class II Directors will be unavailable.

    The following table sets forth the name of each director, including the current Class II Directors, his age and the year in which he became a director of the Company.

                                                                          DIRECTOR
DIRECTOR NAME                                                   AGE         SINCE
----------------------------------------------------------      ---      -----------
David A. Swann, Ph.D......................................          61         1992
Joseph L. Bower...........................................          59         1993
Eugene A. Davidson, Ph.D..................................          67         1993
Jonathan D. Donaldson.....................................          48         1992
J. Melville Engle.........................................          48         1996
Samuel F. McKay...........................................          58         1995
Harvey S. Sadow, Ph.D.....................................          75         1995
Steven E. Wheeler.........................................          51         1993

    Dr. Swann is a founder of the Company and was appointed Chairman of the Board in February 1993. In February 1996, he was appointed Chief Scientific Officer of the Company. Previously, Dr. Swann served as President of the Company and Chief Executive Officer. He has served on the Board of Directors of the Company since February 1992. He served in various capacities with MedChem from 1970 through 1993 including Chairman, Chief Executive Officer and Chief Scientific Officer. From 1970 to 1987, Dr. Swann was a Biochemist at Shriners Burn Institute (Boston Unit), serving from 1984 to 1987 as Director of Research. In addition, Dr. Swann has held numerous research and teaching positions at Massachusetts General Hospital, Harvard College and Harvard Medical School. Dr. Swann received a B.S. with honors from Reading University in England, an M.S. from Cornell University, and a Ph.D. from Leeds University.

    Dr. Bower joined the Board of Directors of the Company in February 1993. He has held various positions at the Harvard University Graduate School of Business Administration since 1963. He was named Donald Kirk David Professor of Business Administration at the Harvard Business School in 1972. He has served as Chairman of the Doctoral Programs, Director of Research, Senior Associate Dean for External Relations, Chair of the General Management Area and is currently Chair of the General Manager Program. Dr. Bower received an A.B. from Harvard University and an M.B.A. and a D.B.A. from the Harvard Business School. He is a director of the Brown Group, Inc., ML Lee Funds I and II, New America High Income Fund, and Sonesta International Hotels Corporation.

    Dr. Davidson joined the Board of Directors of the Company in February 1993. He has been the Chairman of the Department of Biochemistry at Georgetown University Medical School since April 1988. Prior to this position, he was the Chairman of the Department of Biological Chemistry at The Milton S. Hershey Medical Center of the Pennsylvania State University from October 1967 to April 1988. Dr. Davidson also served as Associate Dean for Education at the Milton S. Hershey Medical Center from

November 1975 to January 1987. Dr. Davidson received a B.S. in Chemistry from the University of California, Los Angeles, and a Ph.D. in Biochemistry from Columbia University.

    Mr. Donaldson joined the Board of Directors in February 1993. He is currently President of Biomorphics Group. He served as Chairman of the Board of the Kevlin Corporation from August 1995 to March 1996 and served as a director from 1993 to 1996. Mr. Donaldson was Vice President of the Company from February 1992 until February 1993. He served in various capacities for MedChem from November 1986 to June 1994, including Chief Executive Officer, President and Chief Operating Officer. Mr. Donaldson received a B.A. from Harvard University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

    Mr. Engle was appointed President and Chief Executive Officer of the Company in September 1996. Previously, he served as President and Chief Executive Officer for U.S. Medical Products, a manufacturer and distributor for orthopedic implants, from 1995 to 1996. He was Senior Vice President of Allergan, Inc., U.S. Sales & Canadian Operations from 1994 to 1995, Senior Vice President, Latin America & Canada from 1990 to 1994 and Vice President of Finance/Chief Financial Officer from 1982 to 1986. Mr. Engle received a B.S. from the University of Colorado and a M.B.A. from the University of Southern California.

    Mr. McKay joined the Board of Directors in May 1995. He is currently a general partner of Axiom Venture Partners Limited Partnership, a venture capital firm. He is also a general partner of Connecticut Seed Ventures Limited Partnership, a venture capital firm. Prior to Axiom, Mr. McKay was Director of Venture Capital Investments at Connecticut General Insurance Company and a scientist at the Avco-Everett Research Laboratory. Mr. McKay is also a director of Open Solutions, Inc., CoStar Corporation and Sabre Communications, Inc. Mr. McKay received a B.S. in Physics from the University of New Hampshire and an M.B.A. from the Whittemore School of Business at the University of New Hampshire.

    Dr. Sadow joined the Board of Directors in December 1995. He is currently Chairman of the Board of Cortex Pharmaceuticals, Inc. and Cholestech Corp. Dr. Sadow is also a director of Penederm, Inc., Trega Biosciences, Inc. From 1971 through 1992, Dr. Sadow served as President and Chief Executive Officer, Director and later, Chairman of the Board of Boehringer Ingelheim Corporation. He was also a member of the Board of Directors of the Pharmaceutical Manufacturers Association and Chairman of the Pharmaceutical Manufacturers Association Foundation. Dr. Sadow received a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

    Mr. Wheeler joined the Board of Directors of the Company in February 1993. He is currently the President of Wheeler & Co., a private investment firm. Between 1993 and February 1996 he was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Executive Committee of the Board of Directors, which is responsible for formulating and establishing a strategic business plan for the future. The Executive Committee reviews and approves the Annual Operating Plan before it is submitted to the Board of Directors for formal approval, and it reviews and monitors actual business performance against projections. The Executive Committee did not meet during 1997. The current Executive Committee members are Dr. Swann, Mr. McKay, Mr. Wheeler and Mr. Donaldson.

    The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met once during calendar 1997 to make recommendations to the Board relative to the selection of the Company's independent accountants, to confer with the Company's independent accountants regarding the scope, method and result of the audit of the Company's books and records and to report the same to the Board and to establish and monitor policy relative to non-audit services provided by the independent accountants in order to ensure their independence. The current Audit Committee members are Mr. Donaldson, Dr. Bower and Mr. Wheeler.

    The Company has a standing Compensation Committee of the Board of Directors which makes recommendations to the Board regarding compensation issues with respect to the officers of the Company. Non-employee director members of the Compensation Committee recommend grants of stock options under the Company's stock option plans. The Compensation Committee met once during calendar 1997. The current members of the Compensation Committee are Dr. Davidson, Dr. Bower, Mr. Wheeler and Mr. McKay.

    The Board of Directors met four times during calendar 1997. No director attended less than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he then served.

DIRECTORS' COMPENSATION

    During the period September 1, 1996 to August 31, 1997, each director who was not an employee of the Company was entitled to receive a director's fee of $5,000 per year and 1,000 shares of Common Stock, or additional 1,000 shares of Common Stock in lieu of the $5,000 director's fee. In addition, each non-employee director was paid a meeting fee of $1,000 for each Board or separate committee meeting attended. During the period September 1, 1997 to December 31, 1997 each director who was not an employee of the Company was entitled to receive a director's fee of $3,333 and $1,000 for each Board meeting or separate committee meeting attended. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof.

    Non-employee directors are also entitled to participate in the Company's 1993 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, each non-employee director, upon his or her initial election to the Board of Directors, is entitled to receive the grant of an option to purchase 4,500 shares of Common Stock.

    Each option granted under the Director Plan has, or will have, an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan will become exercisable in equal annual installments over a three-year period, but will automatically accelerate upon a "Change in Control of the Company" (as defined in the Director Plan) which, subject to certain exceptions, shall be deemed to occur in the event that (i) a person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors on April 26, 1993, and subsequent directors approved by such persons, cease to constitute at least a majority of the Board of Directors,
(iii) the Company engages in certain mergers, consolidations or recapitalizations or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the Company's assets. The term of each option granted under the Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 90 days thereafter.

EXECUTIVE OFFICERS

    Executive officers of the Company are elected by the Board of Directors annually at its meeting immediately following the Annual Meeting of Stockholders and hold office until the next annual meeting unless they sooner resign or are removed from office. There are no family relationships between any directors or executive officers of the Company.

    The following table lists the current executive officers of the Company. It is anticipated that each of these officers will be elected or re-elected by the Board of Directors following the Annual Meeting of Stockholders:

NAME                                             AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------

David A. Swann, Ph.D.......................          61   Chairman and Chief Scientific Officer

J. Melville Engle..........................          48   President and Chief Executive Officer

Sean F. Moran..............................          40   Vice President of Finance, Chief Financial
                                                            Officer, Clerk and Treasurer

Jing-wen Kuo, Ph.D.........................          51   Vice President of Technical and Clinical
                                                            Affairs

Shawn D. Kinney............................          39   Vice President of Operations

Edward Ross, Jr............................          41   Vice President of Sales and Marketing

    Mr. Moran was appointed Treasurer of the Company in February 1992 and Vice President of Finance and Administration and Chief Financial Officer in February 1993. From July 1996 to September 1996, Mr. Moran served as one of two members of the Office of the President. He served as Treasurer of MedChem from May 1991 to May 1993. Mr. Moran also served as Controller of MedChem from September 1990 to May 1991. Previously, Mr. Moran served as Corporate Manufacturing Controller at Instron Corporation, a manufacturer of materials testing instrumentation, from January 1988 to August 1990. Mr. Moran received a B.S. in Business Administration and an M.B.A. from Babson College.

    Dr. Kuo was appointed Vice President of Technical and Clinical Affairs of the Company in August 1996. He served as Vice President of Research and Development from May 1993 to January 1996 and as Vice President of Technical Affairs from January 1996 to August 1996. He also served as Vice President of Research and Development of MedChem from July 1992 to May 1993, Director of Basic Research from September 1989 to July 1992, Senior Chemist from 1986 to 1989 and Research Chemist from 1984 to 1986. Dr. Kuo received an M.S. and a Ph.D. from the State University of New York at Stony Brook.

    Mr. Kinney was appointed Vice President of Operations of the Company in January 1996. From July 1996 to September 1996 he served as one of two members of the Office of the President. He served as Director of Technology from January 1995 to January 1996 and Manager, Analytical Laboratory from 1994 to 1995. He also served as a consultant to the Company and MedChem from 1991 to 1994. Mr. Kinney received a B.S. from Southeastern Massachusetts University, an M.S. from Northeastern University and is currently pursuing a Ph.D. from the University of Massachusetts.

    Mr. Ross joined the Company in December 1996 as Vice President Sales and Marketing from Gliatech, Inc., where he also served as Vice President of Marketing and Sales and was responsible for worldwide commercialization of anti-adhesion and related therapeutic technologies. Before joining Gliatech in 1995, Mr. Ross was Business Director of biological reconstruction with Genetics Institute from 1992 to 1995. From 1985 to 1992, he held several marketing and management positions with the Zimmer division of Bristol-Myers Squibb Company. Prior to his experience with Zimmer, Mr. Ross held various sales and marketing positions with divisions of American Hospital Supply Corporation, Whittaker General Medical and G.D. Searle. Mr. Ross has a B.A. in Political Science from Dickinson College and an M.B.A. from the University of Rochester.

    Mr. Slater was appointed Vice President of Quality Systems and Regulatory Affairs of the Company in February 1998. From 1995 to 1996 he served as Executive Vice President, Development Operations for ImmuLogic Pharmaceutical Corporation in Waltham, Massachusetts. From 1985 to 1995 he served as Vice President, Regulatory Affairs, and from 1983 to 1985 as Director of Corporate Regulatory Affairs for Biogen S.A. in Geneva, Switzerland. From 1971 to 1983 he held several positions in regulatory affairs and information services and served as Senior Manager, Medical Services for Hoechst Pharmaceuticals, U.K. Mr. Slater received a B.Sc.. in Information Science from the Metropolitan University in Leeds, England.

    Biographical information concerning Dr. Swann and Mr. Engle is set forth on pages 4 and 5.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION

    The following table sets forth certain information concerning the compensation, for each of the periods indicated, of the Company's Chief Executive Officer and the Company's four most highly compensated current executive officers (other than the Chief Executive Officer).

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                        ANNUAL COMPENSATION     COMPENSATION
                                            FISCAL    -----------------------  --------------      ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR(1)     SALARY      BONUS(2)   AWARDS/OPTIONS   COMPENSATION(3)
-----------------------------------------  ---------  ----------    ---------  --------------  -----------------

J. Melville Engle........................   12/31/97  $  224,133      125,000       100,000        $   8,000
  President and                             12/31/96     111,231(4)    10,000       250,000            5,200
  Chief Executive Officer                   08/31/96           0            0             0                0
                                            08/31/95           0            0             0                0

Shawn Kinney.............................   12/31/97     110,000       22,000        30,000            5,500
  Vice President of Operations              12/31/96      94,038            0        40,000            9,314
                                            08/31/96      86,923            0        10,000            2,169
                                            08/31/95      66,162            0        28,000            3,750

Sean F. Moran............................   12/31/97     145,000       50,750        30,000            7,250
  Vice President of Finance,                12/31/96     128,654            0        30,000           13,863
  Chief Financial Officer,                  08/31/96     120,000            0             0            6,000
  Clerk and Treasurer                       08/31/95     111,139            0        20,000           11,557

Jing-wen Kuo, Ph.D.......................   12/31/97     115,000       40,250        30,000            5,750
  Vice President of Technical               12/31/96     108,462            0        10,000           11,173
  and Clinical Affairs                      08/31/96     105,000            0             0            5,250
                                            08/31/95      97,090            0        30,000           10,105

Edward Ross, Jr..........................   12/31/97     130,000       45,500        30,000            6,500
  Vice President                            12/31/96      10,000(5)    10,000        75,000              515
  Sales and Marketing                       08/31/96           0            0             0                0
                                            08/31/95           0            0             0                0

------------------------

(1) Represents compensation for the Company's new fiscal period January 1, 1997 to December 31, 1997, the period January 1, 1996 to December 31, 1996 and the Company's former fiscal year ended periods September 1, 1995 to August 31, 1996 and September 1, 1994 to August 31, 1995.

(2) The Company paid bonuses for fiscal 1997 and did not pay any bonuses for fiscal 1996 and for fiscal years ended 1996 and 1995.

(3) For the period January 1, 1996 to December 31, 1996 and the fiscal year 1995, constitutes matching contributions to the Company's 401(k) plan together with the Company's discretionary contribution to the 401(k) plan and for all other periods constitutes the Company's matching contributions to the 401(k) plan.

(4) Mr. Engle joined the Company in September 1996. This number represents his salary for the period September 1996 to December 1996.

(5) Mr. Ross joined the Company in December 1996. This number represents his salary for just the month of December 1996.

             OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                                                                 PERCENT OF
                                              NUMBER OF         TOTAL OPTIONS
                                             SECURITIES          GRANTED TO       EXERCISE    MARKET PRICE
                                             UNDERLYING         EMPLOYEES IN      PRICE PER        ON        EXPIRATION
NAME                                     OPTIONS GRANTED (1)    CALENDAR YEAR       SHARE     DATE OF GRANT     DATE
---------------------------------------  -------------------  -----------------  -----------  -------------  -----------
J. Melville Engle......................          100,000               32.3%      $   7.625     $   7.625      10/28/07
Shawn Kinney...........................           30,000                9.7           7.625         7.625      10/28/07
Jing-wen Kuo, Ph.D.....................           30,000                9.7           7.625         7.625      10/28/07
Sean Moran.............................           30,000                9.7           7.625         7.625      10/28/07
Edward Ross, Jr........................           30,000                9.7           7.625         7.625      10/28/07

------------------------

(1) The exercisability of each option automatically accelerates upon a "Change in Control of the Company" (as defined in the 1993 Stock Option Plan). These options vest in four equal annual installments commencing on the first anniversary of grant and continuing on the next three succeeding anniversaries of such date.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning exercises of stock options during fiscal 1997 by each of the Senior Executives and the number and value of options held by each of the Senior Executives on December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF
                                                                         SECURITIES               VALUE OF
                                                                         UNDERLYING             UNEXERCISED
                                                                         UNEXERCISED            IN-THE-MONEY
                                                                         OPTIONS AT              OPTIONS AT
                                         NUMBER OF                      FISCAL YE (1)          FISCAL YE (1)
                                          SHARES                    ---------------------  ----------------------
                                        ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
                                         EXERCISE      REALIZED         UNEXERCISABLE          UNEXERCISABLE
                                        -----------  -------------  ---------------------  ----------------------
David A. Swann, Ph.D..................      40,500    $   207,644       639,250/0          $  4,721,928/0
J. Melville Engle.....................       6,400          8,064        56,100/287,500         227,906/930,469
Shawn Kinney..........................           0              0        29,500/65,000          177,071/238,648
Jing-wen Kuo, Ph.D....................      27,730         91,237        29,353/46,667          192,966/151,668
Sean F. Moran.........................      11,500         65,345        92,533/56,667          600,203/188,960
Edward Ross, Jr.......................           0              0        25,000/80,000           32,811/316,251

------------------------

(1) Based on the fair market value of the Common Stock on December 31, 1997 of $9.3125 per share less the option exercise price.

EMPLOYMENT ARRANGEMENTS WITH SENIOR EXECUTIVES

    Dr. Swann is a party to an employment agreement which was originally entered into on April 29, 1993 and which provided an initial annual base salary of $210,750 plus bonuses and benefits at the discretion of the Board. The employment agreement with Dr. Swann was amended on February 1, 1996. The amended agreement is for a term ending May 3, 1998 and entitles Dr. Swann to a salary of $2,000 per month, stock options for 168,750 shares of Common Stock vesting in equal monthly installments over a 27 month period, and benefits and bonuses at the discretion of the Board.

    Mr. Engle is also a party to an employment agreement with the Company. The employment agreement with Mr. Engle commenced September 24, 1996. Under the agreement, Mr. Engle is entitled to an annual base salary of $200,000, a grant of stock options for 250,000 shares of Common Stock vesting in equal installments over four years, plus bonuses and benefits. If Mr. Engle's employment is terminated without cause, the agreement entitles him to severance in the amount of six months base salary and six months medical benefits. In the event of a constructive termination due to a "hostile" change of control, Mr. Engle will receive severance of twelve months salary (and medical benefits) if he is not retained in a substantially equivalent position.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 1, 1997 the Company completed a secondary offering of Common Stock. In connection with the offering the Company issued 2,725,000 shares of Common Stock and received total gross proceeds of $19,075,000, and net proceeds of $17,031,481. One of the underwriters of this offering was Leerink, Swann & Company. L. Eric Swann, an officer, director and shareholder of Leerink Swann & Company, is the son of David A. Swann, Chairman of the Board of Directors of the Company.

    On March 17, 1997, the Company made a loan of $75,000 to J. Melville Engle, President and Chief Executive Officer of the Company which is payable upon the earlier of March 11, 2002 or 120 days after the termination of Mr. Engle's employment with the Company for any reason. The loan accrues current interest at a rate of 6%, payable on a monthly basis.

    On March 1, 1996 the Company sold 1,455,000 shares of Common Stock in a private placement, at a price per share of $2.75 resulting in net proceeds to the Company of approximately $3.5 million. In connection with the sale of Common Stock, the Company issued warrants to Leerink, Swann, Garrity, Sollami, Yaffe and Wynn, Inc. ("Leerink Swann & Company"), the placement agent, for 146,664 shares of Common Stock exercisable at $3.00 per share and 57,036 shares of Common Stock exercisable at $4.00 per share. The Company paid Leerink Swann & Company $320,000 as placement agent fees in connection with the private placement. In August 1997, the Company granted demand registration rights to Leerink Swann & Company with respect to shares of Common Stock which may be acquired upon exercise of such warrants. In February 1998, all warrants were converted and the shares of Common Stock were registered. L. Eric Swann, an officer, director and shareholder of Leerink Swann & Company, is the son of David A. Swann, Chairman of the Board of Directors of the Company.

    On May 17, 1995, the Company sold 120,970 shares of Series A Stock in a private placement at a price of $20.00 per share, resulting in net proceeds to the Company of approximately $2.2 million. In connection with the sale of the Series A Preferred Stock, the Company also issued warrants to the holders of Series A Preferred Stock to purchase 60,485 additional shares of Series A Preferred Stock at an exercise price of $20.00 per share. Axiom Venture Partners Limited Partnership acquired 100,000 shares of such Series A Preferred Stock and 50,000 of such warrants. In connection with its investment in the Company and pursuant to the terms of the Shareholders' Agreement, Axiom nominated and the Board of Directors elected Samuel McKay, a general partner of the general partner of Axiom, as a member of the Company's Board of Directors. Axiom subsequently nominated and the Board of Directors elected Harvey Sadow as an additional member of the Company's Board of Directors. Substantially all of the outstanding Series A Preferred Stock and warrants was issued to directors and executive officers of the Company. In connection with the completion of the secondary offering on December 1, 1997, the Company converted all warrants issued in connection with the Series A Stock into Series A Stock and converted the entire amount of the outstanding Series A Stock into Common Stock.

        APPROVAL OF AMENDMENTS TO THE RESTATED ARTICLES OF ORGANIZATION

    The Board of Directors has adopted a resolution approving and recommending to the stockholders for their approval, an amendment to the Company's Articles of Organization to increase the aggregate number of authorized shares of Common Stock by 15,000,000 shares from 15,000,000 to 30,000,000 shares of Common Stock. The authorized number of shares of Common Stock of the Company currently consists of 15,000,000 shares of Common Stock, par value $.01 per share, of which 9,937,791 were issued and outstanding on the Record Date and 3,000,000 were reserved for issuance upon the exercise of stock options under the Company's 1993 Stock Option Plan. The Board of Directors has also adopted a resolution approving and recommending to the stockholders for their approval, an amendment to the Company's Articles of Organization to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock.

    The purpose of the proposed amendment to increase authorized Common Stock is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit plans, or other distributions, such a stock dividends or stock splits, or for other corporate purposes. The Company currently has no plans or commitments at this time for the issuance of the additional authorized Common Stock but desires to position itself to do so if and when the need arises and market conditions warrant.

    If the proposed amendment is approved by the stockholders, 30,000,000 shares of Common Stock will be authorized for issuance, and the additional authorized Common Stock may be issued by the Company without any further action by the stockholders. The issuance of additional authorized shares, may among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. In addition, such issuance may also be deemed to have an antitakeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares could also enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

    Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are not entitled to cumulative voting rights and have no preemptive rights. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the dissolution or liquidation of the Company, holders of Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to preferential rights of any outstanding preferred stock.

    The amendment to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock has been approved by the Board of Directors because all outstanding shares of Series A Preferred Stock were converted to Common Stock in December 1997. Any rights and benefits provided to holders of Series A Preferred Stock pursuant to the Certificate of Vote of Directors Establishing Series A Preferred Stock are no longer applicable. If the proposal is approved, Article 4 of the Company's Restated Articles of Organization will be amended to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock which contains the rights and benefits provided to holders of Series A Preferred Stock. The amendment will not affect that portion of Article 4 which provides that the Company may, without the vote of shareholders, issue from time to time preferred stock in one or more series and with such terms as may be approved by the Board of Directors, nor will affect the terms of any other established class or series of stock other than Series A Preferred Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE RESTATED ARTICLES OF ORGANIZATION OF THE COMPANY TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO ELIMINATE THE CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING SERIES A STOCK.

          PROPOSAL TO APPROVE AMENDMENTS TO THE 1993 STOCK OPTION PLAN

    The Board of Directors has adopted and is seeking shareholder approval of amendments to the 1993 Stock Option Plan, as amended which would (i) increase the number of shares eligible for grant under the 1993 Stock Option Plan from 2,000,000 to 3,000,000; (ii) provide for the outright grant of stock; and (iii) limit to 250,000 the number of shares of Common Stock subject to stock options which may be granted to any individual employee in any calendar year.

    The Board of Directors believes that increasing the number of shares eligible for grant, and providing for the outright grant of stock, under the Stock Option Plan provides the Company greater flexibility in granting incentive based compensation to directors, officers, employees, or other eligible recipients.

    In addition, the Board of Directors believes that limiting the number of shares which can be granted to an individual in any calendar year will allow the Company to maintain flexibility to approve performance-based stock options which may not always qualify for deductibility. Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and other executives which may be required to be named in the Summary Compensation Table. The limitation on deductions does not apply to qualifying performance-based compensation (such as certain stock option grants) that meets the requirements of Section 162(m). The Company's policy is to qualify most performance-based stock option grants to the Chief Executive Officer and other executive officers. However, in order to help preserve the Company's tax deduction for compensation that is not qualified, the Board of Directors has adopted an amendment to the Stock Option Plan which limits the number of shares of Common Stock subject to stock options which may be granted annually to any individual employee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN.

    The Stock Option Plan is administered by the Board of Directors. The Board of Directors believes that the Stock Option Plan has been, and continues to be, an important incentive in attracting, maintaining and motivating key management employees of the Company. The Board of Directors believes that the ability to grant additional options will help retain and attract key management employees who are in a position to contribute to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company.

    Options granted pursuant to the Stock Option Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options"). Awards may be granted to employees, officers or directors of, or consultants or advisors to the Company. The total number of shares with respect to which awards under the Stock Option Plan can be made is 2,000,000, all of which have been granted. The amendment to the Stock Option Plan authorizes the grant of awards for an additional 1,000,000 shares. The purchase price per share of stock deliverable upon the exercise of an option will be determined by the Board of Directors at the time of grant; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock at the time of grant of such option, or less than 110% of such fair market in the case of Incentive Stock Options awarded to a 10% stockholder. As of December 31, 1997, the closing price of the Company's common stock was $9.3125.

    Each option and all rights thereunder will expire on such date as is set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date will not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Stock Option Plan. Each option granted under the Stock Option Plan will be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Stock Option Plan. Unless sooner terminated, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the next day preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated, the Plan will terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date will continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

    Options granted under the Stock Option Plan will automatically accelerate and become exercisable upon a "Change in Control of the Company" (as defined in the Stock Option Plan) which, subject to certain exceptions, shall be deemed to occur in the event that (i) a person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors on April 26, 1993, and subsequent directors, approved by such persons, cease to constitute at least a majority of the Board of Directors, (iii) the Company engages in certain mergers, consolidations or recapitalizations or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the Company's assets.

    With respect to the 1,000,000 increase in the number of shares, approval of which is being sought hereby, neither the number of individuals who will be selected to participate, nor the type or size of awards that will be approved by the Compensation Committee under the Stock Option Plan, as amended, can be determined at this time, except that as of April 13, 1998, stock options to purchase 257,500 shares of Common Stock have been granted subject to stockholder approval. A maximum of 742,500 shares of Common Stock will be available for future awards under the Stock Option Plan, as amended.

    NEW PLAN BENEFITS

    The following table sets forth certain information concerning the grant of stock options to purchase 220,000 shares of Common Stock that were granted subject to stockholder approval to each of the Senior Executives and to all current executive officers as a group.

                             1993 STOCK OPTION PLAN

                                                                                      DOLLAR     NUMBER OF SHARES
                                                                                       VALUE        UNDERLYING
NAME AND POSITION                                                                     (1)(2)     STOCK OPTIONS (3)
----------------------------------------------------------------------------------  -----------  -----------------
J. Melville Engle.................................................................   $ 212,500         100,000
President and Chief Executive Officer
Shawn Kinney......................................................................   $  63,750          30,000
Vice President of Operations
Jing-wen Kuo, Ph.D. ..............................................................   $  63,750          30,000
Vice President of Technical & Clinical Affairs
Sean F. Moran.....................................................................   $  63,750          30,000
Vice President of Finance, Chief Financial Officer,
  Clerk and Treasurer
Edward Ross, Jr. .................................................................   $  63,750          30,000
Vice President of Sales & Marketing
                                                                                                       -------
All current executive officers as a group(5)......................................      --             220,000

(1) Based on an exercise price of $7.625.

(2) Dollar value of unexercised in-the-money options based on the fair market value of the Common Stock on March 31, 1998 of $9.75 per share less the option exercise price.

(3) Options granted vest over a period of four years and expire October 28, 2007.

TAX ASPECTS OF THE STOCK OPTION PLAN

    The following is a summary of the principal Federal income tax consequences of transactions under the Stock Option Plan. It does not describe all Federal tax consequences under the Stock Option Plan, nor does it describe state or local tax consequences.

    INCENTIVE STOCK OPTIONS. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Stock Option. If shares issued to an optionee pursuant to the exercise of an Incentive Stock Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon the sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as capital gain and any loss sustained will be a capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative maximum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amountrealized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount.

    Any such additional gain or loss realized by the participant on the disposition will be long-term, mid-term or short-term capital gain or capital loss, depending upon the individual's holding period for such Common Stock.

    The participant will be considered to have disposed of his or her shares of Common Stock if such participant sells, exchanges, makes a gift or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition is by gift and fails to satisfy the disqualifying disposition holding period requirements, the amount of the participant's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the participant's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

    A participant who surrenders shares of Common Stock in payment of the exercise price of his or her Incentive Stock Option generally will not, under proposed Treasury Regulations, recognize gain or loss on his or her surrender of such shares. The surrender of such shares of Common Stock previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option is, however, a "disposition" of such shares. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such shares, such disposition will be a disqualifying disposition that may cause the participant to recognize ordinary income as discussed above.

    Under proposed Treasury Regulations, all of the shares of Common Stock received by a participant upon exercise of an Incentive Stock Option by surrendering shares of Common Stock will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of Common Stock surrendered by the participant will have the same tax basis for capital gains purposes as the shares surrendered (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the participant will have a tax basis (and a deemed purchase price) of zero. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

    If an Incentive Stock Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Stock Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment ( or one year in the case of termination of employment by reason of disability).

    NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the Stock Option Plan, no income is realized by the optionee at the time the option is granted. Generally, (at) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either long-term, short-term capital gain or loss depending on how long the shares have been held.

    An employee who surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his surrender of such shares. (Such an employee will recognize ordinary income on the exercise of the Non-Qualified Option as described above). Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

    PAYMENTS IN RESPECT OF A CHANGE OF CONTROL. As described above, the Stock Option Plan provides for acceleration or payment of awards and related shares in the event of a Change in Control of the Company. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Company stock and benefit plans and other contracts with employees in the event of a Change in Control of the Company could be subject to being combined with Stock Option Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

    LIMITATION ON THE COMPANY'S DEDUCTION. As a result of Section 162(m) of the Code, the Company's Federal deduction for a taxable year for certain awards under the Stock Option Plan may be limited to the extent that a "covered employee" (i.e. the Chief Executive Officer and other executives which may be required to be named in the Summary Compensation Table) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

    RECENT TAX LAW CHANGES. For transactions occurring after July 28, 1997, the Taxpayer Relief Act of 1997 has created three different types of capital gains for individuals: short-term capital gains (from the sale of assets held for one year or less) which are taxed at ordinary income rates; mid-term capital gains (from the sale of assets held more than one year but not more than 18 months) which are taxed at a maximum rate of 28%; and long-term capital gains (from the sale of assets held more than 18 months) which are taxed at a maximum rate of 20%.

    The foregoing is only a general summary of the principal Federal income tax considerations; for advice as to specific transactions and state and foreign tax consequences, each participant should consult his or her own tax adviser.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors, at the recommendation of the Audit Committee, has selected and the Company intends to engage the firm of Arthur Andersen LLP as the Company's independent auditors for the current calendar year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    During the fiscal year ended December 31, 1997, KPMG Peat Marwick LLP were the independent accountants of the Company. Representatives of KPMG Peat Marwick LLP will not be present at the annual meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (directly or beneficially), to file with the Securities and Exchange Commission (the "SEC") and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that during the calendar year ended

December 31, 1997, all filing requirements were met, except that Dr. David Swann failed to file a Form 4 on a timely basis but has subsequently filed the form.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1999 must be received by the Company at its principal office in Woburn, Massachusetts not later than December 26, 1998 for inclusion in the proxy statement for that meeting.

    The Company's By-Laws also establish an advance notice procedure with respect to the introduction of business by stockholders at annual meetings. In order to be properly brought before an annual meeting by a stockholder, such business must have been specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder in accordance with all of the requirements described below. Such notice must be delivered personally to or mailed to and received at the principal executive office of the Company, addressed to the attention of the Clerk, not less than thirty days prior to the first anniversary date of the initial written notice given to stockholders by or at the direction of the Board of Directors with respect to the previous year's annual meeting, provided, however, that such notice shall not be required to be given more than sixty days prior to an annual meeting of stockholders. Such notice given by or on behalf of the stockholder shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto.

    The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

    STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997, AND INCORPORATED BY REFERENCE HEREIN, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ANIKA THERAPEUTICS, INC., 236 WEST CUMMINGS PARK, WOBURN, MASSACHUSETTS 01801.

                                          By Order of the Board of Directors,

                                          Sean F. Moran, CLERK

April 27, 1998

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           ANIKA THERAPEUTICS, INC.
PROXY                   ANNUAL MEETING OF STOCKHOLDERS

  This Proxy is Solicited on behalf of the Board of Directors of the Company


The undersigned, having received notice of the meeting and management's proxy statement thereof, and revoking all prior proxies, hereby appoints Mr. J. Melville Engle and Mr. Sean F. Moran, and each of them with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Anika Therapeutics, Inc. to be held at Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts, on Wednesday, June 3, 1998, at 10:00 a.m., and at any adjournment thereof, with respect to the following matters set forth below.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

This proxy, when properly executed, will be voted in the manner directly by the undersigned stockholder. If no direction is given, this proxy will be voted in favor of proposals 1, 2, 3 and 4.

Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment thereof will not in and itself constitute revocation of this proxy.



    [ARROW]  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  [ARROW]

               ANIKA THERAPEUTICS, INC. 1998 ANNUAL MEETING


1. ELECTION OF DIRECTORS:                    1 - Jonathan D. Donaldson      / / FOR all nominees listed    / / WITHHOLD AUTHORITY
   (to serve as Class II Directors for a     2 - Samuel F. McKay                to the left (except as         to vote for all
   term of three years)                      3 - Dr. Harvey S. Sadow            specified below).              nominees listed to
                                                                                                               the left.

(Instructions: To withhold authority to vote for any indicated   [ARROW]    _______________________________________________
nominee, write the number(s) of the nominee(s) in the box                  /_______________________________________________/
provided to the right.)

2. To approve amendments to the Company's Restated Articles of             / / FOR        / / AGAINST      / / ABSTAIN
   Organization to increase the aggregate number of authorized shares of Common Stock and to eliminate the Certificate of Vote of Directors Establishing Series A Preferred Stock.

3.  To approve amendments to the 1993 Stock Option Plan, as                / / FOR        / / AGAINST      / / ABSTAIN
    amended, to increase the number of shares of the Company's
    Common Stock that may be issued thereunder from 2,000,000 to
    3,000,000 shares, to limit the number of shares subject to stock options which may be granted annually to any individual employee, and to provide for the outright grant of stock.

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Check appropriate box                              Date ______________________        NO. OF SHARES

Indicate changes below:
Address Change?           / /    Name Change?    / /
                                                      / /  Please check this box if         --------------------------------------
                                                           you plan to attend the
                                                           Annual Meeting.                  --------------------------------------
                                                                                            Signature(s) in Box

                                                                                            When signing as attorney, executor,
                                                                                            administrator, trustee or guardian,
                                                                                            please give full title. If more than
                                                                                            one trustee, all should sign. All
                                                                                            joint owners must sign.